Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications

626 RXR Plaza
Uniondale, NY 11556
T: 844-589-8760
mnga@crescendo-ir.com

MagneGas Reports No Damages from Hurricane Irma and Gears Up to Support the Cleanup and Rebuilding Efforts

Plan to donate MagneGas2 to Rescue Workers
and Construction Crews in the Caribbean

TAMPA, Florida, September 12, 2017 -- MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: “MNGA”) a leading clean technology company in the renewable resources and environmental solutions industries, announced today that all personnel are accounted for and the Company’s properties and equipment appear to have escaped damage. The Company announced it expects to restart operations today or tomorrow, depending on local and state authorities’ efforts to assess damage and re-open roads.

“We would like to thank the local and state authorities as well as the police, fire and rescue services for putting themselves in harm’s way to save lives and rescue the vulnerable and weary. With over 60% of Florida or 6.5 million homes in Florida without power, our state has much cleanup and rebuilding to urgently perform. The MagneGas team is very experienced in demolition and rebuilding, and stands ready to provide its expertise and resources in this time of need,” commented MagneGas CEO Ermanno Santilli. “We also extend our sympathies to those in the Caribbean most devastated by the storm, and plan to donate a portion of our production to help in rescue and rebuilding operations. The whole MagneGas family is heartbroken by the affects Irma had on our great state, our country, and families throughout the Caribbean, and we are eager to help in any way possible.”

About MagneGas Corporation

MagneGas Corporation owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs.  The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications.  For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc.). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using virgin vegetable oil to produce fuel while it configures its systems to properly process waste within local regulatory requirements.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.